Item 1.01 Exhibit
Astronics Corporation
Conflict Minerals Report
For the Year Ended December 31, 2024
This conflict minerals report for the year ended December 31, 2024 (this “Report”), is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of their products. “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund an armed group.
If a registrant has reason to believe that any of the conflict minerals in its supply chain may have originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), or if it is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody. The registrant must annually submit a Conflict Minerals Report (“CMR”) as an exhibit to Form SD that includes a description of those due diligence measures.
Based on the guidance provided by the SEC’s Division of Corporation Finance in its “Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule,” dated April 29, 2014, and its “Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule,” dated April 7, 2017, we have not provided an independent private sector audit of this Report.
Company Overview
Astronics Corporation (referred to herein as “we,” “us,” “our,” the “Company” or “Astronics”) is a leading supplier of advanced technologies and products to the global aerospace and defense industries. Our products and services include advanced, high-performance electrical power generation and distribution systems, seat motion solutions, lighting and safety systems, avionics products, aircraft structures, systems certification, and automated test systems.
Determination
Based on the results of our Reasonable Country of Origin Inquiry (“RCOI”) and due diligence, the complexity of our supply chain, and the inherent imprecision of reporting information through our supply chain, we cannot confirm whether the 3TG reported to us by our suppliers, some of which may have been sourced from a Covered Country, are in our products. However, we have not identified any instances where 3TG in our products are directly or indirectly financing or benefiting armed groups in the Covered Countries.
Reasonable Country of Origin Inquiry
Astronics’ is many tiers removed from the smelters in its supply chain. We must rely on our direct suppliers to survey their suppliers, who in turn must survey their suppliers, until the source smelters are ultimately identified.

Item 1.01 Exhibit
RCOI Approach
Astronics’ requires our in-scope direct suppliers to complete the Conflict Minerals Reporting Template (“CMRT”) developed by the Responsible Minerals Initiative (“RMI”). Suppliers submit their completed CMRT using Astronics’ Supplier Conflict Minerals Reporting Portal (the “Portal”). Our in-scope suppliers represent over 80% of our direct expenditure for components.
The Portal received submissions from October 31, 2024 through March 3, 2025. We permitted suppliers to take one of three actions:
•Submit a CMRT;
•Declare that the products sourced by Astronics did not contain 3TG; or
•Communicate an issue, grievance or question.
Design of Due Diligence
Astronics’ due diligence procedures have been designed to conform, in all material respects, with the 5-step framework in the 3rd Edition of the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (2016) (“OECD Guidance”) and the related supplements for 3TG.
Due Diligence Procedures Performed
Step 1 - Establish Strong Company Management Systems
Astronics has adopted a conflict minerals policy that is publicly available on our website at https://www.astronics.com/about/conflict-minerals.
Astronics’ Conflict Minerals Policy is to only use 3TG whose source can be traced to scrap/recycled materials or smelters and refiners that are conformant with the RMI’s Responsible Minerals Assurance Process (“RMAP”). Astronics encourages the use of responsibly mined minerals from the Covered Countries.
Step 2 - Identify and Assess Risk in the Supply Chain
Astronics’ risk identification and assessment procedures begin with the RCOI process detailed above and by leveraging the CMRTs received from in-scope suppliers. We review each in-scope supplier’s CMRT to identify and assess the risk each represents.
Smelter information is assessed against information provided by the RMI to determine if the supplier-reported smelters are currently operational. Operational smelters are then categorized based on their status as “conformant to”, “active in”, or “not conformant to” the RMI’s RMAP.
Step 3 - Design and Implement a Strategy to Respond to Identified Risk
Astronics has established an escalation process for resolving concerns regarding the use of 3TG in our supply chain. This process starts by including conflict minerals reporting requirements in our purchasing documents with direct suppliers.
Specifically, when our conflict minerals team identifies defects, inconsistencies, or other problems in a supplier’s CMRT response (including a failure to respond), we work with the supplier to obtain current, accurate, and complete information about the smelters in its supply chain.

Item 1.01 Exhibit
When we become aware of an instance where 3TG in our supply chain potentially finances an armed group in a Covered Country, we seek to work with our suppliers to find alternate sources of 3TG.
Due to the complexity of our supply chain and our position downstream from the smelters, our suppliers continue to provide updated and more thorough responses each time we survey them. Follow-up with our suppliers is an on-going process.
Step 4 - Carry Out Independent Third-Party Audit of Smelter and Refiner Due Diligence Practices
Since we do not source directly from smelters, Astronics relies on smelter data made available by the RMI. The RMI is a volunteer industry organization which establishes auditable protocol standards for smelter management to ensure that they do not source minerals from mines controlled by armed groups, tracks the operational status of 3TG processing facilities, and maintains the CMRT for customer-supplier communications. We support the RMI’s outreach efforts and RMAP audits.
Step 5 - Report Annually on Supply Chain Due Diligence
Astronics annually publishes information regarding our supply chain due diligence with our Form SD and the Conflict Minerals Report attached as an exhibit thereto. Astronics’ Form SD can be accessed and downloaded from our website at https://investors.astronics.com/sec-filings/all-sec-filings.
Facilities Used to Process the Conflict Minerals in Products
As required by the RCOI procedure, Astronics conducted an annual survey of our in-scope suppliers with the objective of identifying the source of conflict minerals in our products. This survey was conducted beginning in the fourth quarter of 2024 and was completed in the first quarter of 2025. To meet the objectives of the RCOI, we requested that our suppliers provide Astronics with their current CMRT Version 6.4. Through our 2024 data gathering and due diligence efforts, Astronics has reason to believe some 3TG contained in our products may come from Covered Countries.
The Astronics Code of Business Conduct and Ethics requires that we provide full, fair, accurate, timely and understandable disclosures. To be in conformance with this principle, we used a risk-based approach to identify which 3TG smelters reported by our suppliers have a realistic probability of being in our supply chain. Annex A provides the names, metal produced, country location, conformance status, and RMI smelter ID of smelters reported by our suppliers that were accepted by Astronics and validated as operational by the RMI as of January 2, 2025.
We believe our RCOI process was reasonably designed and performed in good faith. However, several factors could introduce errors or otherwise affect our determination, and there are inherent limitations in the information provided by third parties, including, but not limited to, potential inaccuracies, incompleteness or falsified information, despite our efforts to review and verify the information.
We continue to work with in-scope suppliers to improve response rates to our requests, improve the quality and accuracy of their responses, and encourage their sourcing from conformant smelters or refiners that meet Astronics expectations.

Item 1.01 Exhibit
Continuing Improvements
Astronics is taking and will continue to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary conflict minerals in Astronics’ products could directly or indirectly benefit or finance armed groups in the covered countries:
•Including a conflict minerals clause in all new and renewing supplier contracts;
•Continuing to drive our suppliers to obtain current, accurate, and complete information about the smelters in their supply chain; and
•Continue to provide further training and awareness of the Company’s conflict mineral policy to Supply Chain Managers across the organization to greater enhance due diligence efforts.

Item 1.01 Exhibit
Annex A
Below is a list of the smelters reported to Astronics that are, based upon Astronics’ risk-based analysis, likely in Astronics’ supply chain in the 2024 reporting period.

Metal	Smelter Name	Country	RMI Conformance Status	RMI Smelter ID
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	RMAP-Conformant	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	RMAP-Conformant	CID000015
Gold	Agosi AG	GERMANY	RMAP-Conformant	CID000035
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	RMAP-Conformant	CID000019
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	RMAP-Conformant	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	RMAP-Conformant	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	RMAP-Conformant	CID000077
Gold	Asahi Pretec Corp.	JAPAN	RMAP-Conformant	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	RMAP-Conformant	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	RMAP-Conformant	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	RMAP-Conformant	CID000090
Gold	Aurubis AG	GERMANY	RMAP-Conformant	CID000113
Gold	Bangalore Refinery	INDIA	RMAP-Conformant	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	RMAP-Conformant	CID000128
Gold	Boliden Ronnskar	SWEDEN	RMAP-Conformant	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	RMAP-Conformant	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	RMAP-Conformant	CID000185
Gold	Chimet S.p.A.	ITALY	RMAP-Conformant	CID000233
Gold	Chugai Mining	JAPAN	RMAP-Conformant	CID000264
Gold	Dowa	JAPAN	RMAP-Conformant	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	RMAP-Conformant	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	RMAP-Conformant	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	RMAP-Conformant	CID003424

Item 1.01 Exhibit

Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	RMAP-Conformant	CID003425
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	RMAP-Conformant	CID002243
Gold	Heimerle + Meule GmbH	GERMANY	RMAP-Conformant	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	RMAP-Conformant	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	RMAP-Conformant	CID000707
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	RMAP-Conformant	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	RMAP-Conformant	CID000807
Gold	Istanbul Gold Refinery	TURKEY	RMAP-Conformant	CID000814
Gold	Italpreziosi	ITALY	RMAP-Conformant	CID002765
Gold	Japan Mint	JAPAN	RMAP-Conformant	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	RMAP-Conformant	CID000855
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	RMAP-Conformant	CID000937
Gold	Kazzinc	KAZAKHSTAN	RMAP-Conformant	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	RMAP-Conformant	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	RMAP-Conformant	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	RMAP-Conformant	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	RMAP-Conformant	CID002605
Gold	L'Orfebre S.A.	ANDORRA	RMAP-Conformant	CID002762
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	RMAP-Conformant	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	RMAP-Conformant	CID000689
Gold	Materion	UNITED STATES OF AMERICA	RMAP-Conformant	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	RMAP-Conformant	CID001119
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	RMAP-Conformant	CID003575
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	RMAP-Conformant	CID001149

Item 1.01 Exhibit

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	RMAP-Conformant	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	RMAP-Conformant	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	RMAP-Conformant	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	RMAP-Conformant	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	RMAP-Conformant	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	RMAP-Conformant	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	RMAP-Conformant	CID001193
Gold	MKS PAMP SA	SWITZERLAND	RMAP-Conformant	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	RMAP-Conformant	CID002509
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	RMAP-Conformant	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	RMAP-Conformant	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	RMAP-Conformant	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	RMAP-Conformant	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	RMAP-Conformant	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	RMAP-Conformant	CID001325
Gold	Planta Recuperadora de Metales SpA	CHILE	RMAP-Conformant	CID002919
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	RMAP-Conformant	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	RMAP-Conformant	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	RMAP-Conformant	CID001512
Gold	REMONDIS PMR B.V.	NETHERLANDS	RMAP-Conformant	CID002582
Gold	Royal Canadian Mint	CANADA	RMAP-Conformant	CID001534
Gold	SAFINA A.S.	CZECHIA	RMAP-Conformant	CID002290

Item 1.01 Exhibit

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	RMAP-Conformant	CID001585
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	RMAP-Conformant	CID001916
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	RMAP-Conformant	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	RMAP-Conformant	CID001736
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	RMAP-Conformant	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	RMAP-Conformant	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	RMAP-Conformant	CID002918
Gold	T.C.A S.p.A	ITALY	RMAP-Conformant	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	RMAP-Conformant	CID001875
Gold	Tokuriki Honten Co., Ltd.	JAPAN	RMAP-Conformant	CID001938
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	RMAP-Conformant	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	RMAP-Conformant	CID001955
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	RMAP-Conformant	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	RMAP-Conformant	CID001993
Gold	Valcambi S.A.	SWITZERLAND	RMAP-Conformant	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	RMAP-Conformant	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	RMAP-Conformant	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	RMAP-Conformant	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	RMAP-Conformant	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	RMAP-Conformant	CID002224
Tantalum	AMG Brasil	BRAZIL	RMAP-Conformant	CID001076
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	RMAP-Conformant	CID002504
Tantalum	F&X Electro-Materials Ltd.	CHINA	RMAP-Conformant	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	RMAP-Conformant	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	RMAP-Conformant	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	RMAP-Conformant	CID002557

Item 1.01 Exhibit

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	RMAP-Conformant	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	RMAP-Conformant	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	RMAP-Conformant	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	RMAP-Conformant	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	RMAP-Conformant	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	RMAP-Conformant	CID002506
Tantalum	KEMET de Mexico	MEXICO	RMAP-Conformant	CID002539
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	RMAP-Conformant	CID002548
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	RMAP-Conformant	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	RMAP-Conformant	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	RMAP-Conformant	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	RMAP-Conformant	CID001277
Tantalum	NPM Silmet AS	ESTONIA	RMAP-Conformant	CID001200
Tantalum	QuantumClean	UNITED STATES OF AMERICA	RMAP-Conformant	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	RMAP-Conformant	CID002707
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA	RMAP-Conformant	CID003583
Tantalum	Taki Chemical Co., Ltd.	JAPAN	RMAP-Conformant	CID001869
Tantalum	TANIOBIS Co., Ltd.	THAILAND	RMAP-Conformant	CID002544
Tantalum	TANIOBIS GmbH	GERMANY	RMAP-Conformant	CID002545
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	RMAP-Conformant	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	RMAP-Conformant	CID002550
Tantalum	Telex Metals	UNITED STATES OF AMERICA	RMAP-Conformant	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	RMAP-Conformant	CID001969
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	RMAP-Conformant	CID000616

Item 1.01 Exhibit

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	RMAP-Conformant	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	RMAP-Conformant	CID001522
Tin	Alpha	UNITED STATES OF AMERICA	RMAP-Conformant	CID000292
Tin	Aurubis Beerse	BELGIUM	RMAP-Conformant	CID002773
Tin	Aurubis Berango	SPAIN	RMAP-Conformant	CID002774
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	RMAP-Conformant	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	RMAP-Conformant	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	RMAP-Conformant	CID001070
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	RMAP-Conformant	CID003486
Tin	CRM Synergies	SPAIN	RMAP-Conformant	CID003524
Tin	Dowa	JAPAN	RMAP-Conformant	CID000402
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	RMAP-Conformant	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	RMAP-Conformant	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	RMAP-Conformant	CID003582
Tin	Fenix Metals	POLAND	RMAP-Conformant	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	RMAP-Conformant	CID000538
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	RMAP-Conformant	CID003116
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	RMAP-Conformant	CID001231
Tin	Luna Smelter, Ltd.	RWANDA	RMAP-Conformant	CID003387
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	RMAP-Conformant	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	RMAP-Conformant	CID001105
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	RMAP-Conformant	CID001142
Tin	Mineracao Taboca S.A.	BRAZIL	RMAP-Conformant	CID001173
Tin	Minsur	PERU	RMAP-Conformant	CID001182

Item 1.01 Exhibit

Tin	Mitsubishi Materials Corporation	JAPAN	RMAP-Conformant	CID001191
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	RMAP-Conformant	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	RMAP-Conformant	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	RMAP-Conformant	CID001337
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	RMAP-Conformant	CID002503
Tin	PT Cipta Persada Mulia	INDONESIA	RMAP-Conformant	CID002696
Tin	PT Mitra Stania Prima	INDONESIA	RMAP-Conformant	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	RMAP-Conformant	CID003449
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	RMAP-Conformant	CID003868
Tin	PT Rajehan Ariq	INDONESIA	RMAP-Conformant	CID002593
Tin	PT Timah Tbk Kundur	INDONESIA	RMAP-Conformant	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	RMAP-Conformant	CID001482
Tin	Resind Industria e Comercio Ltda.	BRAZIL	RMAP-Conformant	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	RMAP-Conformant	CID001539
Tin	Super Ligas	BRAZIL	RMAP-Conformant	CID002756
Tin	Thaisarco	THAILAND	RMAP-Conformant	CID001898
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	RMAP-Conformant	CID002180
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	RMAP-Conformant	CID003325
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	RMAP-Conformant	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	RMAP-Conformant	CID002158
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	RMAP-Conformant	CID003397
Tungsten	A.L.M.T. Corp.	JAPAN	RMAP-Conformant	CID000004
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	RMAP-Conformant	CID002502
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	RMAP-Conformant	CID002641

Item 1.01 Exhibit

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	RMAP-Conformant	CID000258
Tungsten	Cronimet Brasil Ltda	BRAZIL	RMAP-Conformant	CID003468
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	RMAP-Conformant	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	RMAP-Conformant	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	RMAP-Conformant	CID002494
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	RMAP-Conformant	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	RMAP-Conformant	CID000218
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	RMAP-Conformant	CID002541
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	RMAP-Conformant	CID003417
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	RMAP-Conformant	CID002513
Tungsten	Japan New Metals Co., Ltd.	JAPAN	RMAP-Conformant	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	RMAP-Conformant	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	RMAP-Conformant	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	RMAP-Conformant	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	RMAP-Conformant	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	RMAP-Conformant	CID002316
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	RMAP-Conformant	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	RMAP-Conformant	CID000105
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	RMAP-Conformant	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	RMAP-Conformant	CID002319
Tungsten	Masan High-Tech Materials	VIET NAM	RMAP-Conformant	CID002543
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	RMAP-Conformant	CID002589

Item 1.01 Exhibit

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	RMAP-Conformant	CID002827
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	RMAP-Conformant	CID002542
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	RMAP-Conformant	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	RMAP-Conformant	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	RMAP-Conformant	CID002082